Exhibit (d)(3)(iii)

SCHEDULE A

To Amended and Restated Expense Limitation Agreement of Ashmore Funds

Amended as of December 12, 2011

Covered Funds

Covered Fund	Class	Expense Limit	Commencement Date	Expiration Date

Ashmore Emerging Markets Corporate Debt Fund	Institutional Class	1.17%	11/25/2010	2/28/2013

	Class A	1.45%	2/21/2011	2/28/2013

	Class C	2.20%	2/21/2011	2/28/2013

Ashmore Emerging Markets Local Currency Fund	Institutional Class	0.87%	11/25/2010	2/28/2013

	Class A	1.15%	2/21/2011	2/28/2013

	Class C	1.90%	2/21/2011	2/28/2013

Ashmore Emerging Markets Local Currency Bond Fund	Institutional Class	0.97%	11/25/2010	2/28/2013

	Class A	1.25%	2/21/2011	2/28/2013

	Class C	2.00%	2/21/2011	2/28/2013

Ashmore Emerging Markets Sovereign Debt Fund	Institutional Class	0.92%	11/25/2010	2/28/2013

	Class A	1.20%	2/21/2011	2/28/2013

	Class C	1.95%	2/21/2011	2/28/2013

Ashmore Emerging Markets Total Return Fund	Institutional Class	1.02%	11/25/2010	2/28/2013

	Class A	1.30%	2/21/2011	2/28/2013

	Class C	2.05%	2/21/2011	2/28/2013

Ashmore Emerging Markets Equity Fund	Institutional Class	1.17%	6/15/2011	2/28/2013

	Class A	1.45%	9/30/2011	2/28/2013

	Class C	2.20%	9/30/2011	2/28/2013

Ashmore Emerging Markets Small-Cap Equity Fund	Institutional Class	1.52%	9/30/2011	2/28/2013

	Class A	1.80%	9/30/2011	2/28/2013

	Class C	2.55%	9/30/2011	2/28/2013

Dated as of: December 12, 2011

[signature page follows]

[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this amended Schedule A to the Amended and Restated Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:
Name: Title:

ASHMORE INVESTMENT MANAGEMENT LIMITED

By:
Name: Title:

Date:   December 12, 2011

[Schedule A to Expense Limitation Agreement – Signature Page]